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                                                                   Exhibit 12
                                                                   Page 1 of 2



                   RATIO OF EARNINGS TO FIXED CHARGES BASED
                     ON INCOME FROM CONTINUING OPERATIONS




                                                                First Quarter
($ in millions)                                                 1994     1993

Excluding interest on deposits
Fixed charges:
Interest expense                                               $  76    $  69
One-third of all rents                                             2        2
     Total fixed charges                                       $  78    $  71


Earnings:
Income (loss) from continuing operations
  before tax                                                   $  66    $  60
Total fixed charges                                               78       71
     Earnings, as defined                                      $ 144    $ 131


Ratio of earnings to total fixed charges                        1.85x    1.85x


Including interest on deposits
Fixed charges:
Interest expense                                               $ 168    $ 174
One-third of all rents                                             2        2
     Total fixed charges                                       $ 170    $ 176


Earnings:
Income (loss) from continuing operations
  before tax                                                   $  66    $  60
Total fixed charges                                              170      176
     Earnings, as defined                                      $ 236    $ 236

Ratio of earnings to total fixed charges                        1.39x    1.34x
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
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                                                                   Exhibit 12
                                                                   Page 2 of 2


                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                  BASED ON INCOME FROM CONTINUING OPERATIONS


                                                                First Quarter
($ in millions)                                                 1994     1993

Excluding interest on deposits
Fixed charges:
Interest expense                                               $  76    $  69
One-third of all rents                                             2        2
     Total fixed charges                                       $  78    $  71
     Preferred stock dividend requirements                         8        8
     Combined fixed charges and preferred stock
       dividend                                                $  86    $  79


Earnings:
Income before income taxes and cumulative
  effect of accounting change for income taxes                 $  66    $  60
Combined fixed charges and preferred stock dividend               86       79
     Earnings, as defined                                      $ 152    $ 139


Ratio of earnings to combined fixed charges and
  preferred stock dividend                                      1.77x    1.76x


Including interest on deposits
Fixed charges:
Interest expense                                               $ 168    $ 174
One-third of all rents                                             2        2
     Total fixed charges                                       $ 170    $ 176
     Preferred stock dividend requirements                         8        8
     Combined fixed charges and preferred stock
       dividend                                                $ 178    $ 184


Earnings:
Income before income taxes and cumulative effect
  of accounting change for income taxes                        $  66    $  60
Combined fixed charges and preferred stock dividend              178      184
     Earnings, as defined                                      $ 244    $ 244


Ratio of earnings to combined fixed charges and
  preferred stock dividend                                      1.37x    1.33x

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